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                                                                    EXHIBIT 99.7


                        BENEFICIAL OWNER ELECTION FORM
                                 INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of NETPLEX SYSTEMS, INC. (the "Company").

     This will instruct you whether to exercise Rights to purchase shares of the Company's Common Stock distributed with respect to the common stock of The Netplex Group, Inc. ("Group") held by you for the account of the undersigned, in accordance with the terms and subject to the conditions set forth in the Company's prospectus dated ____________, 2001 and the related "Instructions as to Use of Netplex Systems, Inc. Subscription Certificates."


     Box 1.  [ ]  Please DO NOT EXERCISE RIGHTS for shares of Common Stock.
     Box 2.  [ ]  Please EXERCISE RIGHTS for shares of Common Stock as set forth below.


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
                               NUMBER OF                    SUBSCRIPTION
                                 RIGHTS                         PRICE                           PAYMENT
                             --------------                 -------------                       -------

Basic Subscription Right:             _____       x                $4              =  $        ______

Over-Subscription Right:              _____       x                $4              =  $        ______

                             Total Payment Required                                =  $        ______

     Box 3.  [ ]  Payment in the following amount is enclosed $_________.

     Box 4.  [ ]  Please deduct payment from the following account maintained by you as follows:


                     ____________________________                              ______________________________
                            Type of Account                                              Account No.

                         Amount to be deducted:                               $_______________________________

                                                                               _______________________________

                                                                               _______________________________
                                                                                        Signature(s)

                                                                 Please type or print name(s) below:

                                                                 _______________________________________

                                                                 _______________________________________
Date:  _________, 2001

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